UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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LCNB CORP.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LCNB CORP.

2 North Broadway

Lebanon, Ohio  45036

April 9, 2009

Re:

Proxy Statement Supplement for LCNB Corp. for the Annual Meeting of Shareholders to be held on April 28, 2009

Dear Shareholder:

LCNB Corp. (the "Company") does hereby amend (in bold) the Proxy Statement for LCNB Corp. for the Annual Meeting of Shareholders to be held on April 28, 2009 at page twelve, paragraph five to state the following:

In the fiscal year ended December 31, 2008, the Board of Directors met on eight occasions. The directors collectively attended 86% of such meetings and no director attended less than 75% of the meetings, with the exception of William H. Kaufman, who attended 63% of the total number of meetings of the Board of Directors.  The Company encourages its directors to attend the Annual Meeting of the Shareholders, and in 2008, eight of the nine directors attended the meeting.  Directors do not receive any compensation from LCNB for their service on the Board of Directors of LCNB. However, each director of LCNB also serves as a director of LCNB National Bank, the banking subsidiary of LCNB, which meets on a weekly basis, for which each is compensated at a rate of $14,000 annually.  In addition, non-employee directors who serve on committees of the Board of Directors receive $150 for each committee meeting attended. Further, the directors participate like the employees of the Company in the Non-Equity Incentive Plan of the Company, and thus receive cash compensation based upon the success of the Company over the previous year.  In 2008, the directors each received compensation under this plan equal to 11.5% of their annual base compensation and committee meeting fees earned during 2007.

If you wish to revoke your proxy or vote differently, please refer to the Proxy Statement previously provided for instructions. All proxy materials are made publicly available, free of charge, at http://www.lcnbcorp.com, or you may contact Stephen P. Wilson or Steve P. Foster to request a hard copy of all proxy materials, free of charge, at 1-800-344-BANK.

Very truly yours,

/s/Stephen P. Wilson

Stephen P. Wilson

Chairman and Chief Executive Officer, LCNB Corp.